UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 523-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2013, Seabulk Tankers, Inc. (“Seabulk”), a wholly-owned subsidiary of SEACOR Holdings Inc. (the “Company”), entered into a Contract for Construction with National Steel and Shipbuilding Company (“NASSCO”), a wholly-owned subsidiary of General Dynamics Corporation, for the construction and purchase of two 50,000 DWT (deadweight tonnage) product tankers for expected delivery in May 2016 and March 2017, respectively. The aggregate purchase price for the two vessels is approximately $250 million subject to certain adjustments, with a portion of the purchase price to be paid based upon an agreed schedule and a portion to be paid upon the achievement of certain milestones in the shipbuilding process through the date of delivery. General Dynamics Corporation guaranteed NASSCO’s obligations, and the Company guaranteed Seabulk’s obligations, under the Contract for Construction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 11, 2013